Third Quarter 2024 Earnings October 16, 2024

2 Disclaimers Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. FHN’s management believes such measures, even though not always comparable to non-GAAP measures used by other financial institutions, are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk-based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements. Forward- looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been furnished as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report. FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors mentioned in the reports listed above, those factors presented in the exhibits furnished by this report, and other factors not listed. Throughout this document, numbers may not foot due to rounding, references to EPS are fully diluted, and 3Q24 capital ratios are estimates.

3Q24 GAAP financial summary

$ in millions except per share data	Reported Results					3Q24 Change vs.			
	3Q24	2Q24	1Q24	4Q23	3Q23	2Q24		3Q23	
Net interest income	$627	$629	$625	$617	$605	($1)	—%	$23	4%
Fee income	$200	$186	$194	$183	$173	$14	8%	$27	15%
Total revenue	$828	$815	$819	$800	$778	$13	2%	$49	6%
Expense	$511	$500	$515	$572	$474	$11	2%	$37	8%
Pre-provision net revenue (PPNR)	$316	$315	$304	$227	$304	$2	1%	$12	4%
Provision for credit losses	$35	$55	$50	$50	$110	($20)	(36%)	($75)	(68%)
Pre-tax income	$281	$260	$254	$177	$194	$22	8%	$87	45%
Income tax expense	$58	$56	$57	($11)	$52	$2	4%	$6	12%
Net income	$223	$204	$197	$188	$142	$20	10%	$81	57%
Non-controlling interest	$5	$5	$5	$5	$5	$—	—%	$—	—%
Preferred dividends	$5	$15	$8	$8	$8	($10)	(66%)	($3)	(37%)
Net income available to common shareholders (NIAC)	$213	$184	$184	$175	$129	$30	16%	$84	65%
Diluted EPS	$0.40	$0.34	$0.33	$0.31	$0.23	$0.06	18%	$0.17	72%
Average diluted shares outstanding	538	547	558	561	561	(9)	(2%)	(23)	(4%)
ROCE	10.1%	9.0%	8.8%	8.6%	6.3%	112bps		382bps	
ROTCE	12.6%	11.3%	11.0%	10.9%	8.0%	131bps		465bps	
ROA	1.1%	1.0%	1.0%	0.9%	0.7%	8bps		40bps	
Net interest margin	3.31%	3.38%	3.37%	3.27%	3.17%	(7bps)		14bps	
Fee income / total revenue	24.1%	22.8%	23.7%	23.3%	22.2%	131bps		183bps	
Efficiency ratio	61.9%	61.4%	62.9%	71.1%	61.0%	45bps		93bps	
FTEs	7,186	7,297	7,327	7,277	7,340	(111)	(2%)	(154)	(2%)
CET1 ratio	11.2%	11.0%	11.3%	11.4%	11.1%	18bps		11bps	
Effective tax rate	20.6%	21.5%	22.5%	(6.2%)	26.7%	(91bps)		(609bps)	
Tangible book value per share	$13.02	$12.22	$12.16	$12.13	$11.22	$0.81	7%	$1.80	16%
Period end loans	$62.4B	$62.8B	$61.8B	$61.3B	$61.8B	($0.3)	(1%)	$0.7	1%
Period end deposits	$66.6B	$64.8B	$65.7B	$65.8B	$67.0B	$1.8	3%	($0.4)	(1%)
Period end loan to deposit ratio	94%	97%	94%	93%	92%	(309bps)		162bps	

TBV/share, ROTCE, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
Pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the table.

3

4 Table of contents 3Q24 highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 3Q24 adjusted financial results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 3Q24 notable items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 NII and NIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Adjusted fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Adjusted expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Asset quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 FY24 outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Strategic focus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Strong 3Q24 results driven by stable, diversified business mix

Earnings & Returns

Adj. EPS	Adj. ROTCE	NIM	Adj. Efficiency
$0.42	13.2%	3.31%	59.9%

- Adjusted PPNR of $335 million, up $11 million from 2Q24
- NII relatively flat, as day count and loan yields offset higher deposit costs
- Fees excluding deferred comp up $11 million, with a pick up in fixed income production ahead of anticipated rate cuts
- Expenses excluding deferred comp declined by $1 million

Capital & Credit Quality

CET1	TBV	NCO%
11.2%	$13.02	0.15%

- Returned $75 million of capital to shareholders through repurchases
- TBVPS up $0.81, driven by strong earnings and lower mark-to-market, supporting $0.15 of common dividends, as well as share buy backs
- ACL coverage of 1.44% with net charge-offs of $24 million

Period End Balance Sheet & Liquidity

Deposits	Loans	Loan-to-Deposit Ratio
+3%	(1)%	94%

- Loan-to-deposit ratio improved from 97% to 94%, largely due to successful deposit gathering with client balance growth of ~$1 billion
- Total loans decreased $0.3 billion, as growth in loans to mortgage companies largely offset other C&I loan declines

Reflects 3Q24 vs. 2Q24 results. ROTCE, TBV, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the appendix.
Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

5

3Q24 adjusted financial highlights

$ in millions, except per share data	Adjusted Results 3Q24	2Q24	3Q23	3Q24 Change vs. 2Q24		3Q23	
Net interest income (FTE)	$631	$633	$609	($2)	—%	$22	4%
Fee income	$200	$186	$173	$14	8%	$27	15%
Total revenue (FTE)	$832	$819	$782	$12	2%	$49	6%
Expense	$497	$495	$465	$2	—%	$32	7%
Pre-provision net revenue	$335	$324	$318	$11	3%	$17	5%
Provision for credit losses	$35	$55	$110	($20)	(36%)	($75)	(68%)
Net charge-offs	$24	$34	$95	($10)	(29%)	($71)	(75%)
Reserve build / (release)	$11	$21	$15	($10)	(48%)	($4)	(27%)
NIAC	$224	$195	$150	$29	15%	$74	49%
Diluted EPS	$0.42	$0.36	$0.27	$0.06	17%	$0.15	56%
Diluted shares	538	547	561	(9)	(2%)	(23)	(4%)
ROTCE	13.2%	12.0%	9.2%	125bps		403bps	
ROA	1.1%	1.0%	0.8%	11bps		35bps	
Net interest margin (NIM)	3.31%	3.38%	3.17%	(7bps)		14bps	
Fee income / total revenue	24.0%	22.6%	22.1%	131bps		184bps	
Efficiency ratio	59.9%	60.5%	59.4%	(61bps)		43bps	
CET1 Ratio	11.2%	11.0%	11.1%	18bps		11bps	
TBV per share	$13.02	$12.22	$11.22	$0.81	7%	$1.80	16%
Effective tax rate	20.8%	21.5%	20.1%	(75bps)		70bps	

- **3Q24 adjusted EPS** of $0.42 vs. $0.36 in 2Q24
  - **Adjusted ROTCE** of 13.2%, up 125bps
  - **Tangible Book Value** per share increased $0.81 to $13.02
- **NII** down $2 million linked quarter
  - **NIM** decreased 7bps driven by an increase in deposit costs and brokered funding balances, partially offset by an increase in loan yields
- **Adjusted fee income** up $11 million excluding deferred compensation, with higher fixed income production driven by the market's expectation of falling rates
- **Adjusted expense** down $1 million excluding deferred compensation
- **Provision expense** of $35 million with an ACL coverage of 1.44%

ROTCE, TBV, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the appendix.
Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

6

7 3Q24 notable items Notable Items ($ in millions, except EPS) 3Q24 FDIC Special Assessment $2 Visa Derivative Valuation Expense $(15) Restructuring expense ($2) Pre-tax impact of notable items $(14) Tax impact on pre-tax notable items $4 NIAC impact of notable items ($11) EPS impact of notable items ($0.02) Pre-Tax Notable Items • An expense credit of $2 million for the FDIC special assessment, based on a re-allocation of loss totals from the FDIC in 3Q24 • $15 million tied to Visa derivative valuation expenses related to the escrow funding that occurred in September • $2 million of restructuring expense primarily related to implementing operational efficiencies

NII remained stable, despite falling short term rates



Net Interest Income ($) and NIM (%)
$609
$621
$628
$633
$631
3.17%
3.27%
3.37%
3.38%
3.31%
3Q23
4Q23
1Q24
2Q24
3Q24

$ in millions	NII	Margin
2Q24	**$633**	**3.38%**
Day Count	$4	
Loan Yields & Balances	$5	0.01%
Customer Deposit Rate Paid	$(12)	(0.06)%
Brokered Deposit Balances	$0	(0.05)%
Investment Portfolio & Other	$2	0.03%
3Q24	**$631**	**3.31%**

- **3Q24 net interest income** was relatively stable, while **net interest margin** declined 7bps versus 2Q24
  - Deposit costs increased versus the prior quarter, driven by higher use of brokered deposits, success in gathering new-to-bank clients, and late cycle repricing within the existing customer base
  - Asset yields continued to benefit from the repricing of fixed rate cash flows in the loan and securities portfolios, as well as growth in loans to mortgage companies (LMC) balances, which are higher yielding
- Subsequent changes in the net interest margin will be impacted by the pace and magnitude of incremental interest rate cuts, as well as the lag between loan and deposit repricing
  - Though 56%[1] of loans are indexed to short-term rates, there continues to be opportunity over the next year to reprice fixed rate cash flows, including ~$4 billion of fixed rate loans with a roll-off yield of ~4.6% and $1 billion of securities at a roll-off yield of ~2.2%
  - Additionally, ~$18 billion of promotional client deposits are eligible for repricing in the fourth quarter

Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
[1]Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the appendix.

8

9 $67.0B $65.8B $65.7B $64.8B $66.6B $45.3 $45.9 $46.2 $45.0 $46.0 $3.8 $2.6 $3.1 $3.5 $4.3 $17.8 $17.2 $16.4 $16.3 $16.2 Client interest-bearing deposits Brokered deposits Noninterest-bearing deposits 3Q23 4Q23 1Q24 2Q24 3Q24 Focused on growing and deepening client relationships Period end deposits • 3Q24 period end deposits of $66.6 billion were up 3% versus 2Q24 – Client balances grew approximately $1 billion – Growth was broad based, with particular momentum in the Carolinas, Alabama, and the specialty business lines – Noninterest-bearing balances remained relatively stable from previous quarter • 3Q24 interest-bearing rate paid of 3.44%, up 14bps – At the end of the quarter, the interest-bearing deposit spot rate was ~3.33%, ending 11 basis points below the quarter’s average and down slightly from the spot rate at the end of 2Q24 – Deposit portfolio includes ~$9 billion of deposits which are market indexed – Over $1 billion of brokered CDs set to mature in 4Q24 • Continuing to remain competitive while focusing on deepening relationship with existing clients, with 91% retention year-over-year

Diversified portfolio across attractive geographic footprint


Period end loans
$61.8B
$2.2B
$13.7B
$14.1B
$30.9B
3Q23
$61.3B
$2.0B
$13.6B
$14.2B
$30.6B
4Q23
$61.8B
$2.4B
$13.6B
$14.4B
$30.5B
1Q24
$62.8B
$2.9B
$13.9B
$14.7B
$30.5B
2Q24
$62.4B
$3.2B
$14.0B
$14.7B
$29.8B
3Q24
C&I ex LMC
Consumer real estate
Credit card & other[2]
Commercial real estate (CRE)
LMC

- **3Q24 period end loans** of $62.4 billion declined $0.3 billion or 1% versus 2Q24
  - Loans to mortgage companies (LMC) continued to benefit from seasonality and competitor disruption, with balances up $310 million
  - Exited the sponsored health care lending vertical with an opportunistic sale of a ~$340 million portfolio consisting of ~20 relationships of higher leverage, low-pass graded loans
  - After a period of fund ups of previously committed loans, CRE balances stabilized
- Period end line utilization of 43%[1]
- **Loan yields** expanded 3bps to 6.37% driven by wider spreads on new and renewing loans, as well as continued repricing of fixed rate cash flows
- Asset sensitive profile reflected in loan composition of 56% variable rate, 12% ARM, and 32% fixed rate[3]

[1] *Utilization rates exclude Loans to Mortgage Companies.*
[2] *Credit card & other is $0.8B from 3Q23 to 2Q24 and $0.7B in 3Q24.*
[3] *Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the appendix.*

10

Fixed income production increased as interest rates declined

$ in millions	Adjusted Results					3Q24 Change vs.			
	3Q24	2Q24	1Q24	4Q23	3Q23	2Q24		3Q23	
Fixed income	$47	$40	$52	$37	$28	$7	16%	$19	68%
Mortgage banking	$9	$10	$9	$5	$7	($1)	(12%)	$2	29%
Service charges and fees	$59	$58	$57	$59	$60	$0	—%	($1)	(2%)
Brokerage, trust, and insurance	$39	$38	$36	$36	$34	$1	4%	$6	18%
Card and digital banking fees	$19	$20	$19	$16	$20	($1)	(3%)	($1)	(5%)
Deferred compensation income	$6	$3	$9	$6	$0	$3	107%	$6	NM
Other noninterest income	$21	$17	$14	$20	$25	$5	29%	($3)	(13%)
Total fee income	**$200**	**$186**	**$194**	**$179**	**$173**	**$14**	**8%**	**$27**	**15%**
Fee income ex deferred comp	**$194**	**$183**	**$186**	**$173**	**$173**	**$11**	**6%**	**$21**	**12%**
Fixed income ADR[1]	$593k	$488k	$731k	$463k	$301k	$105k	22%	$292k	97%

- **3Q24 adjusted fee income** excluding deferred compensation increased $11 million from 2Q24
  - **Fixed income** increased $7 million with an average daily revenue (ADR) of $593k, up $105k or 22%, driven by higher production as the market anticipated the decline in interest rates
  - **Mortgage banking** income down $1 million, moderating slightly from home-buying season highs
  - The net of **service charges & fees** and **card & digital banking fees** is stable to the prior quarter
  - **Brokerage, trust, and insurance** income up $1 million, as strong market performance improved wealth management fees
  - **Other noninterest income** increased $5 million, driven by various items, including securities and other gains, higher Federal Home Loan Bank (FHLB) dividends, and bank owned life insurance (BOLI) benefits

ROTCE, TBV, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
[1]Fixed Income ADR is based upon Fixed Income trading revenues and excludes other product revenues (e.g. investment advisory, derivatives, loan trading and other service related revenues).

11

Expenses stable as lower incentive levels offset strategic investments

$ in millions	Adjusted Results					3Q24 Change vs.			
	3Q24	2Q24	1Q24	4Q23	3Q23	2Q24		3Q23	
Salaries and benefits	$199	$198	$199	$190	$188	$2	1%	$11	6%
Incentives and commissions	$76	$78	$87	$80	$68	($2)	(3%)	$7	11%
Deferred compensation expense	$6	$3	$9	$7	$0	$3	114%	$7	NM
Total personnel expense	$281	$279	$295	$277	$256	$2	1%	$26	10%
Occupancy and equipment[1]	$73	$72	$72	$71	$67	$2	3%	$6	8%
Outside services	$73	$75	$65	$84	$69	($2)	(3%)	$3	5%
Amortization of intangible assets	$11	$11	$11	$12	$12	$—	—%	($1)	(8%)
Other noninterest expense	$59	$58	$57	$59	$60	$—	1%	($2)	(3%)
Total noninterest expense	**$497**	**$495**	**$500**	**$502**	**$465**	**$2**	**—%**	**$32**	**7%**
Expense ex deferred comp	**$491**	**$492**	**$491**	**$495**	**$465**	**($1)**	**—%**	**$26**	**6%**
Full-time equivalent associates	7,186	7,297	7,327	7,277	7,340	(111)	(2%)	(154)	(2%)

- **3Q24 adjusted expense**, excluding deferred compensation, decreased $1 million versus 2Q24
  - **Personnel expense** excluding deferred compensation down $1 million
    - **Salaries and benefits** increased $2 million, driven by day count and higher medical expenses
    - Despite higher fixed income production, **incentives and commissions** decreased $2 million, primarily due to a step down in retention expenses that were paid in 2Q24 and lower incentives in other variable compensation businesses
  - Changes in **outside services** and **occupancy and equipment** combined for a slight reduction, as incremental property management costs and software investments are more than offset by reduced external engagements associated with strategic investments

ROTCE, TBV, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
[1]Occupancy and Equipment expense includes Computer Software Expense.

12

Disciplined lending leads to strong performance across the cycle



Net charge-offs
$95
0.61%
0.45%
0.15%
0.53%
$36
0.23%
0.56%
$40
0.27%
0.57%
$34
0.22%
$24
0.15%
3Q23
4Q23
1Q24
2Q24
3Q24
FHN NCOs
Average NCO% of BKX Index[2]
FHN NCO%[1] (FHN NCO% ex idiosyncratic charge-off[3])

- 3Q24 net charge-offs of $24 million decreased $10 million
  - NCO ratio of 0.15%
- Provision expense of $35 million in 3Q24
  - 3Q24 ACL coverage ratio increased slightly to 1.44%, driven by $8 million of qualitative reserves for Hurricane Helene and continued grade migration, which was partially offset by more favorable economic scenarios
- NPL ratio of 92bps up 1bp from 2Q24
  - Within the commercial NPL portfolio, 63% of loans are current on their payments



Allowance for credit losses (ACL)
$842
1.36%
$856
1.40%
$865
1.40%
$887
1.41%
$897
1.44%
3Q23
4Q23
1Q24
2Q24
3Q24
ACL
ACL/Loans



Non-performing loans (NPLs)
$394
0.64%
$462
0.75%
$505
0.82%
$574
0.91%
$578
0.92%
3Q23
4Q23
1Q24
2Q24
3Q24
NPLs $
NPLs %

ROTCE, TBV, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
[1]Net charge-off % is annualized and as % of average loans.
[2]Excludes trust and investment banks.
[3]3Q23 included a $72 million idiosyncratic C&I charge-off. NCO% excluding this charge-off is a non-GAAP measure and is reconciled to GAAP NCO% in the chart.

13

Earnings power supports return of capital to shareholders

Capital Ratios


13.6%
14.0%
13.9%
13.7%
13.9%
12.1%
12.4%
12.3%
12.1%
12.2%
11.1%
11.4%
11.3%
11.0%
11.2%
3Q23
4Q23
1Q24
2Q24
3Q24
CET1 ratio
Total capital ratio
Tier 1 capital ratio

- The **CET1 ratio** increased 18bps to 11.2%, above the near-term 11% target
  - Continued to generate capital through retained earnings, while supporting customer needs through organic deployment of capital into the loan portfolio
  - Returned $75 million of capital to shareholders through repurchases in third quarter with an average price paid of $15.80[1], outperforming the volume weighted average price (VWAP) by $0.09
  - Repurchased 29 million shares of common stock or $441 million year-to-date under the $650 million share repurchase program
- **TBVPS** of $13.02 increased $0.81 versus 2Q24, driven by strong earnings and lower mark-to-market impacts, which supported the $0.15 common dividend and an $0.03 impact from share repurchases

Common Equity Tier 1 (CET1)


11.0%
0.30%
(0.11)%
(0.11)%
0.09%
0.01%
11.2%
2Q24 Actual
NIAC
Common Dividend
Share Buybacks
Change in Loan Balances & Unfunded Commitments
Other[2]
3Q24 Estimate

Tangible Book Value per Share (TBVPS)


$12.22
$0.42
$(0.15)
$0.54
$(0.03)
$0.02
$13.02
2Q24
NIAC[3] Impact
Common Dividend
Mark on AFS & Hedges
Share Buybacks
Other[2]
3Q24

ROTCE, TBV, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
[1]Represents total costs including commissions paid. Average price paid does not reflect the one percent excise tax charged on public company share repurchases.
[2]Other includes equity compensation.
[3]Net of change in intangibles.

14

Updated Full Year 2024 Outlook

Earnings Drivers	FY23 Adjusted Baseline	FY24 Adjusted Expectations	Comments
Total Revenue	$3,254 million	Flat - Up 2%	Composition of revenue will be driven by the quantity and pace of interest rate cuts, which will have inverse impacts to NII and fee income.
Noninterest Expense	$1,884 million	Up 4% – 6%	Reflects investment in technology and personnel, as well as increased revenue-driven incentives
Net Charge-Offs	0.28%	0.25% – 0.30%	Trending favorably to guidance, though recent weather events could drive incremental losses or necessitate additions to reserves
Tax Rate	21.8%	21% – 23%	Timing of discrete items impacts quarterly rate
CET1 Ratio	11.4%	~11.0%	Excess capital to be deployed organically, as well as potential for capital repatriation

ROTCE, TBV, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
Net interest income is adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Variability in Deferred Compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income.

15

16 Diversified business model with highly attractive geographic footprint provides opportunity to deliver outperformance through a variety of economic cycles Strategic focus on delivering enhanced shareholder value 1 Strong balance sheet and prudent risk management to drive increased capital efficiency and returns 2 Client-centric model committed to serving as trusted advisor through Capital + Counsel as a core differentiator3 Disciplined execution of strategy and continuous improvement mindset to further enhance efficiency and productivity 4 Investing in the well-being of associates and communities is central to our purpose5

APPENDIX 17

18 Actively managing balance sheet sensitivity Interest rate sensitivity managed in part with interest rate hedges Variable 56% Fixed 32% ARMs 12% $62.4B Floors 60% Swaps 40% $5.0B Loan repricing profile Balance sheet hedges Modest interest rate sensitivity1 +100bps +2.0% -100bps -2.6% change in the next 12 months' NII for an instantaneous, parallel shock • Modestly asset-sensitive profile driven by 56% variable rate loan mix • Reset dates of greater than one year on 93% of ARMs • Floors with strike prices between 1.25% and 2.5% and maturities ranging from late 2027 to early 2029 • Receive fixed swaps with fixed rates between 2.6% and 3.0% and maturities in 2027 and 2029 Assumptions: • Balance sheet is static • Instantaneous parallel shift in the entire interest rate curve 1Estimate as of 9/30/24.

19 Track record of strong results supported by stable, diversified business mix $756 $1,084 $1,222 $1,374 $1,370 $1,311 All Other Adjusted PPNR Counter-Cyclicals PPNR Avg Fed Funds Effective Rate 2019 (pre-IBKC) 2020 (IBKC in 2H20) 2021 2022 2023 2024 YTD Annualized $— $200 $400 $600 $800 $1,000 $1,200 $1,400 0% 1% 2% 3% 4% 5% 6% 7% 8% • Our diversified business model with a highly attractive geographic footprint provides opportunity to deliver strong performance through a variety of economic cycles • The counter-cyclical businesses (fixed income, loans to mortgage companies, and mortgage) provide a counterbalance to the asset sensitive balance sheet during periods of declining interest rates PPNR in millions Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the appendix. Numbers may not foot due to rounding. 12019 and 1H20 are standalone FHN, as the IBKC merger-of-equals did not occur until July 1, 2020. 2Counter-cyclical PPNR includes direct and allocated fees and expenses, as well as net interest income net of funds transfer pricing. Average Fed Funds Effective $598, 79% $678, 63% $875, 72% $1,267, 92% $1,344, 98% $1,236, 94% $158, 21% $406, 37% $347, 28% $74, 6% $26, 2% $108, 8% 1 1 2

20 1Q 07 1Q 08 1Q 09 1Q 10 1Q 11 1Q 12 1Q 13 1Q 14 1Q 15 1Q 16 1Q 17 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 1Q 23 1Q 24 —% 2.00% 4.00% 6.00% $0.0 $0.5 $1.0 $1.5 $2.0 FHN Financial’s strong full-cycle returns are counter-cyclical to bank franchise Lower Revenue Market Factor Higher Revenue 2020 Environment 2023 Environment Up Rate Direction Down Rapid decrease in short term rates Rapid increase in short term rates Extreme (low/high) Market Volatility Moderate Moderate Extreme - MOVE index sharply higher Flat/Inverted Yield Curve Shape Steep Positive sloped Strongly inverted Tighter Corporate & Mortgage Spreads Wider Wider Stable Lower Depository Liquidity Greater Abundant - fueled by stimulus Constrained - exacerbated by QT • FHN Financial provides fixed income sales & trading, investment advisory, interest rate derivatives and other services to financial institutions, municipalities and other institutional investors across the United States and internationally • In addition to trading revenues, FHN Financial generates ~$40 million annually of fee income from other products, including investment advisory, derivatives, loan trading and other service related revenue • 4,000+ active institutional clients • Clients include approximately one third of all US banks and 50% of banks with portfolios over $100 million in size • The variable compensation payout ratio on marginal revenue is approximately 60% FOMC easing during GFC FOMC ZIRP Policy Normalizing FOMC Policy FOMC easing during pandemic FOMC tightening to fight inflation Fed Funds Average ADR in millions $1.6 $1.2 $0.7 $1.3 $0.5

Attractive portfolio diversified by customer type, product, and geography

- Stable, cost-effective deposits from a diverse commercial and consumer client base across 12-state footprint and specialty lines of business
- Commercial deposits of $37 billion or 56% and consumer deposits of $29 billion or 44%
- Attractive lower-cost deposit base with 24% comprised of non-interest bearing products
- Contingency funding plan equates to ~153% of uninsured or uncollateralized deposits

Banking centers in attractive Southeast footprint[1]



VA
KY
TN
NC
AR
SC
MS
AL
GA
LA
TX
FL

67% of 3Q24 deposits insured or collateralized



$40.3
61%
$66.6B
$22.0
33%
$4.2
6%
Insured
Uninsured & uncollateralized
Collateralized

3Q24 diversified deposit mix by product



40%
13%
24%
23%
Demand deposit accounts
Time deposits
Savings
Other interest-bearing deposits

All deposit balances are period end unless otherwise noted.
[1]One banking center in New York not shown.

21

High credit quality, diversified CRE portfolio

- Disciplined risk management practice and underwriting standards across CRE portfolio
- No significant upcoming repricing event, as ~72% of loans are floating and maturities are dispersed over time
- Granular portfolio with only 15 loans with commitments above $50 million
- No property type comprises over 8% of total loans
- Average debt service coverage of 1.4x and average stabilized LTV of 54%[1]


Maturity Schedule
$1.2B
27%
73%
2024
$3.4B
14%
86%
2025
$3.1B
20%
80%
2026
$7.0B
39%
61%
2027+
Floating
Fixed


CRE by Loan Size[2]
$14.7B
$5-$10 $2.0B
$10-$20 $2.9B
$20-$30 $2.5B
$30-$40 $2.4B
$40-$50 $1.0B
>$50 $0.7B
<$5 $3.3B


CRE by Property Type
36%
9%
9%
15%
15%
9%
4%
3%
Multi-Family
Medical Office
Industrial
Other
Traditional Office
Retail
Hospitality
Land + Residential


CRE by State[3]
$ in billions
$0.3
$0.1
$1.8
$1.3
$0.6
$0.2
$0.1
$0.6
$1.5
$1.8
$1.1
$3.9

All loan balances are period end unless otherwise noted.
[1] FHN's CRE metrics database includes information for all loans in the Pro CRE LOB, as well as market/investor CRE loans $5+ million in commitments, which encompasses 75% of total CRE commitments.
[2] Loan size ranges in millions and dollar amounts are total funded balances in that size range to any single customer.
[3] Excludes CRE balances totaling $1.4B outside the Southeast and New York footprint.

22

Strong underwriting in the office and multi-family portfolios

Office CRE

- Medical office comprises 49% of office exposure
- Only 13 projects are 10 stories or taller
- Within the traditional office portfolio[1]:
  - Average debt service coverage of 1.6x
  - Average stabilized LTV of 60%
  - Vacancy rate of 13%

Multi-Family CRE[1]

- Average debt service coverage of 1.2x
- Average stabilized LTV of 52%
- Average property has 238 units
- Low exposure to rent control, which is mostly related to low and moderate income housing focused on serving the communities in our footprint



Office Lease Renewals
Square Feet in Millions
0.3M
1.2M
1.3M
14.0M
2024
2025
2026
2027+

Traditional Office[2]
$ in millions



$24
$19
$281
$181
$49
$32
$202
$0.4
$54
$158
$111
$218

Multi-Family[2]
$ in millions



$258
$71
$468
$456
$219
$39
$777
$5
$144
$962
$163
$1.6B

All loan balances are period end unless otherwise noted.
[1]FHN's CRE metrics database includes information for all loans in the Pro CRE LOB, as well as market/investor CRE loans $5+ million in commitments, which encompasses 71% of traditional office CRE commitments and 88% of multi-family CRE commitments.
[2]Excludes traditional office balances totaling $62 million and multi-family balances totaling $97 million outside of the Southeast and New York footprint. Maps encompass entirety of traditional office and multi-family CRE portfolios.

23

24 81% 14% 5% Real estate installment loans HELOC Credit card and other Granular C&I portfolio and real estate backed consumer portfolio C&I by Industry 20% 19% 12% 11% 9% 7% 6% 6% 5% 4% TN All Other FL TX Other Southeastern NC LA CA GA AL C&I by State Consumer Portfolio by Product 11% 11% 10% 8% 7%7% 7% 5% 5% 4% 25% Real Estate & Leasing Finance & Insurance Mortgage Warehouse Healthcare & Social Assistance Wholesale Trade Manufacturing Accommodation & Food Service Retail Trade Transportation & Warehousing Energy Other 14 Industries • The C&I portfolio is both geographically diverse and benefits from a lack of industry concentration – No more than 11% C&I exposure to any industry – Southeastern footprint is economically and demographically strong – Exposure to markets outside the southeast primarily driven by specialty businesses • Consumer portfolio focused on real estate, with negligible exposure to auto or consumer credit card All loan balances are period end unless otherwise noted. $33.1B $14.6B

25 $0.3B $0.3B $0.3B $0.3B 4Q24 1Q25 2Q25 3Q25 Agency MBS 42% Agency CMBS 26% Agency CMO 13% U.S. Agencies & Treasury 12% States & Municipalities 6% $9.8B $9.4B $9.6B $9.3B $9.4B 2.54% 2.62% 2.54% 2.58% 2.58% Average AFS Securities Average HTM Securities Average Yield 3Q23 4Q23 1Q24 2Q24 3Q24 Investment portfolio prudently managed to support liquidity and IRR • 3Q24 investment portfolio represents ~11% of total assets – Moderate total portfolio effective duration of 4.6 – Low reliance on HTM designation at ~14% of total portfolio – 94% U.S. government or agency-backed by GSEs • 3Q24 total unrealized losses on the AFS and HTM portfolios of $1.0B, improved from 2Q24 levels 1Calculated based on period end market values. 2Estimated as of 9/30/24; includes maturities and projected calls. Steady principal cash flows2 Investment portfolio 3Q23 4Q23 1Q24 2Q24 3Q24 % of total assets 12% 11% 12% 11% 11% Pre-tax unrealized losses ($1.8B) ($1.3B) ($1.4B) ($1.4B) ($1.0B) Effective duration 5.2 5.0 5.0 4.9 4.6 Unencumbered securities / total securities1 33% 30% 27% 25% 38% 3Q24 investment portfolio composition1

26 Notable Items *3Q24, 2Q24, 1Q24 and 3Q23 include $2 million, $3 million, $5 million and $10 million of restructuring expenses; 3Q24 includes $15 million of Visa derivative valuation expenses. **4Q23 includes a discrete benefit primarily attributable to the resolution of merger-related tax items and 3Q23 includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items. $ in millions, except EPS 3Q24 2Q24 1Q24 4Q23 3Q23 Summary of Notable Items: Gain/(loss) related to equity securities investments (other noninterest income) $ — $ — $ — $ (6) $ — Net gain on asset disposition (other noninterest income less incentives) — — — 7 — FDIC special assessment (other noninterest expense) 2 (2) (10) (68) — Other notable expenses* (17) (3) (5) — (10) Total notable items (pre-tax) (14) (5) (15) (67) (10) Tax related notable items** — — — 48 (13) Series D Preferred Stock — (7) — — — EPS impact of notable items $ 0.02 $ 0.02 $ 0.02 $ 0.01 $ 0.04

27 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. (a) Included in Total Equity on the Consolidated Balance Sheet. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding. $s in millions, except per share data Quarterly, Unaudited 3Q24 2Q24 1Q24 4Q23 3Q23 Tangible Common Equity (non-GAAP) (A) Total equity (GAAP) $ 9,316 $ 8,955 $ 9,173 $ 9,291 $ 8,794 Less: Noncontrolling interest (a) 295 295 295 295 295 Less: Preferred stock (a) 426 426 520 520 520 (B) Total common equity $ 8,595 $ 8,234 $ 8,358 $ 8,476 $ 7,978 Less: Intangible assets (GAAP) (b) 1,663 1,674 1,685 1,696 1,709 (C) Tangible common equity (non-GAAP) $ 6,931 $ 6,560 $ 6,673 $ 6,779 $ 6,270 Tangible Assets (non-GAAP) (D) Total assets (GAAP) $ 82,635 $ 82,230 $ 81,799 $ 81,661 $ 82,533 Less: Intangible assets (GAAP) (b) 1,663 1,674 1,685 1,696 1,709 (E) Tangible assets (non-GAAP) $ 80,971 $ 80,556 $ 80,114 $ 79,965 $ 80,825 Period end Shares Outstanding (F) Period end shares outstanding 532 537 549 559 559 Ratios (A)/(D) Total equity to total assets (GAAP) 11.27% 10.89% 11.21% 11.38% 10.65% (C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (non-GAAP) 8.56% 8.14% 8.33% 8.48% 7.76% (B)/(F) Book value per common share (GAAP) $ 16.15 $ 15.34 $ 15.23 $ 15.17 $ 14.28 (C)/(F) Tangible book value per common share (non-GAAP) $ 13.02 $ 12.22 $ 12.16 $ 12.13 $ 11.22

28 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. $s in millions Quarterly, Unaudited 3Q24 2Q24 1Q24 4Q23 3Q23 Adjusted Diluted EPS Net income available to common shareholders ("NIAC") (GAAP) a $ 213 $ 184 $ 184 $ 175 $ 129 Plus Total notable items (after-tax) (non-GAAP) (a) 11 11 12 3 20 Adjusted net income available to common shareholders (non-GAAP) b $ 224 $ 195 $ 196 $ 178 $ 150 Diluted Shares (GAAP) c 538 547 558 561 561 Diluted EPS (GAAP) a/c $ 0.40 $ 0.34 $ 0.33 $ 0.31 $ 0.23 Adjusted diluted EPS (non-GAAP) b/c $ 0.42 $ 0.36 $ 0.35 $ 0.32 $ 0.27 Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA") Net Income ("NI") (GAAP) $ 223 $ 204 $ 197 $ 188 $ 142 Plus Relevant notable items (after-tax) (non-GAAP) (a) 11 4 12 3 20 Adjusted NI (non-GAAP) $ 234 $ 208 $ 209 $ 191 $ 163 NI (annualized) (GAAP) d $ 889 $ 820 $ 791 $ 746 $ 565 Adjusted NI (annualized) (non-GAAP) e $ 932 $ 836 $ 838 $ 757 $ 646 Average assets (GAAP) f $ 82,366 $ 81,721 $ 81,243 $ 82,313 $ 83,220 ROA (GAAP) d/f 1.08% 1.00% 0.97% 0.91% 0.68 % Adjusted ROA (non-GAAP) e/f 1.13% 1.02% 1.03% 0.92% 0.78 % Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE Net income available to common shareholders ("NIAC") (annualized) (GAAP) g $ 849 $ 739 $ 739 $ 695 $ 513 Adjusted Net income available to common shareholders (annualized) (non-GAAP) h $ 892 $ 785 $ 787 $ 706 $ 594 Average Common Equity (GAAP) i $ 8,407 $ 8,228 $ 8,436 $ 8,090 $ 8,163 Intangible Assets (GAAP) (b) 1,669 1,680 1,691 1,702 1,714 Average Tangible Common Equity (non-GAAP) j $ 6,738 $ 6,548 $ 6,745 $ 6,388 $ 6,448 ROCE (GAAP) g/i 10.10% 8.98% 8.76% 8.60% 6.28 % ROTCE (non-GAAP) g/j 12.60% 11.29% 10.95% 10.89% 7.95 % Adjusted ROTCE (non-GAAP) h/j 13.24% 11.99% 11.65% 11.05% 9.21% (a) Adjusted for notable items as detailed on page 26 (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding.

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions		Quarterly, Unaudited 3Q24	2Q24	1Q24	4Q23	3Q23
Adjusted Noninterest Income as a % of Total Revenue						
Noninterest income (GAAP)	k	$ 200	$ 186	$ 194	$ 183	$ 173
Plus notable items (pretax) (GAAP) (a)		$ —	$ —	$ —	$ (4)	$ —
Adjusted noninterest income (non-GAAP)	l	$ 200	$ 186	$ 194	$ 179	$ 173
Revenue (GAAP)	m	$ 828	$ 815	$ 819	$ 800	$ 778
Taxable-equivalent adjustment		$ 4	$ 4	$ 4	$ 4	$ 4
Revenue- Taxable-equivalent (non-GAAP)		$ 832	$ 819	$ 823	$ 804	$ 782
Plus notable items (pretax) (GAAP) (a)		$ —	$ —	$ —	$ (4)	$ —
Adjusted revenue (non-GAAP)	n	$ 832	$ 819	$ 823	$ 800	$ 782
Securities gains/(losses) (GAAP)	o	$ 1	$ 1	$ —	$ (5)	$ —
Noninterest income as a % of total revenue (GAAP)	(k-o)/(m-o)	24.06 %	22.75 %	23.72 %	23.33 %	22.23 %
Adjusted noninterest income as a % of total revenue (non-GAAP)	l/n	23.95 %	22.64 %	23.61 %	22.32 %	22.11 %
Adjusted Efficiency Ratio						
Noninterest expense (GAAP)	p	$ 511	$ 500	$ 515	$ 572	$ 474
Plus notable items (pretax) (GAAP) (a)		(14)	(5)	(15)	(70)	(10)
Adjusted noninterest expense (non-GAAP)	q	$ 497	$ 495	$ 500	$ 502	$ 465
Revenue (GAAP)	r	$ 828	$ 815	$ 819	$ 800	$ 778
Taxable-equivalent adjustment		4	4	4	4	4
Revenue- Taxable-equivalent (non-GAAP)		832	819	823	804	782
Plus notable items (pretax) (GAAP) (a)		—	—	—	(4)	—
Adjusted revenue (non-GAAP)	s	$ 832	$ 819	$ 823	$ 800	$ 782
Securities gains/(losses) (GAAP)	t	$ 1	$ 1	$ —	$ (5)	$ —
Efficiency ratio (GAAP)	p/(r-t)	61.89 %	61.44 %	62.92 %	71.14 %	60.96 %
Adjusted efficiency ratio (non-GAAP)	q/s	59.86 %	60.47 %	60.78 %	62.84 %	59.43 %

(a) Adjusted for notable items as detailed on page 26. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding.

29

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Period end				Average			
	3Q24	2Q24	3Q24 vs. 2Q24		3Q24	2Q24	3Q24 vs. 2Q24	
Loans excluding LMC								
Total Loans (GAAP)	$ 62,445	$ 62,781	$ (335)	(1)%	$ 62,413	$ 62,029	$ 384	1 %
LMC (GAAP)	3,244	2,934	310	11 %	2,875	2,440	435	18 %
Total Loans excl. LMC (non-GAAP)	59,201	59,847	(645)	(1)%	59,538	59,589	(51)	— %
Total Consumer (GAAP)	14,648	14,660	(12)	— %	14,654	14,544	110	1 %
Total Commercial excl. LMC (non-GAAP)	44,553	45,187	(634)	(1)%	44,883	45,045	(161)	— %
Total CRE (GAAP)	14,705	14,669	37	— %	14,684	14,576	108	1 %
Total C&I excl. LMC (non-GAAP)	$ 29,848	$ 30,518	$ (671)	(2)%	$ 30,199	$ 30,469	$ (270)	(1)%

$s in millions		Quarterly, Unaudited				
		3Q24	2Q24	1Q24	4Q23	3Q23
Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases						
Allowance for loan and lease losses (GAAP)	A	$ 823	$ 821	$ 787	$ 773	$ 760
Reserve for unfunded commitments (GAAP)		75	66	79	83	82
Allowance for credit losses (non-GAAP)	B	$ 897	$ 887	$ 865	$ 856	$ 842
Loans and leases (GAAP)	C	$62,445	$62,781	$61,753	$61,292	$61,778
Nonaccrual loans and leases (GAAP)	D	$ 578	$ 574	$ 505	$ 462	$ 394
Allowance for loans and lease losses to loans and leases (GAAP)	A/C	1.32 %	1.31 %	1.27 %	1.26 %	1.23 %
Allowance for credit losses to loans and leases (non-GAAP)	B/C	1.44 %	1.41 %	1.40 %	1.40 %	1.36 %
Allowance for loans and lease losses to nonperforming loans and leases (GAAP)	A/D	142 %	143 %	156 %	167 %	193 %
Allowance for credit losses to nonperforming loans and leases (non-GAAP)	B/D	155 %	155 %	171 %	185 %	214 %

30

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited 3Q24	2Q24	1Q24	4Q23	3Q23
Adjusted noninterest income excluding deferred compensation income					
Noninterest income (GAAP)	$ 200	$ 186	$ 194	$ 183	$ 173
Plus notable items (pretax) (GAAP) (a)	—	—	—	(4)	—
Adjusted noninterest income (non-GAAP)	$ 200	$ 186	$ 194	$ 179	$ 173
Less deferred compensation income (GAAP)	6	3	9	6	—
Adjusted noninterest income excluding deferred compensation income (non-GAAP)	$ 194	$ 183	$ 186	$ 173	$ 173
Adjusted noninterest expense excluding deferred compensation expense					
Noninterest expense (GAAP)	$ 511	$ 500	$ 515	$ 572	$ 474
Plus notable items (pretax) (GAAP) (a)	(14)	(5)	(15)	(70)	(10)
Adjusted noninterest expense (non-GAAP)	$ 497	$ 495	$ 500	$ 502	$ 465
Less deferred compensation expense (GAAP)	6	3	9	7	—
Adjusted noninterest expense excluding deferred compensation expense (non-GAAP)	$ 491	$ 492	$ 491	$ 495	$ 465
Adjusted personnel expense excluding deferred compensation expense					
Personnel expense (GAAP)	$ 282	$ 279	$ 301	$ 279	$ 266
Plus notable items (pretax) (GAAP) (a)	(1)	(1)	(5)	(2)	(10)
Adjusted personnel expense (non-GAAP)	$ 281	$ 279	$ 295	$ 277	$ 256
Less deferred compensation expense (GAAP)	6	3	9	7	—
Adjusted personnel expense excluding deferred compensation expense (non-GAAP)	$ 275	$ 276	$ 286	$ 270	$ 256

$s in millions	Quarterly, Unaudited 3Q24	2Q24	1Q24	4Q23	3Q23
Adjusted Pre-provision Net Revenue (PPNR)					
Pre-tax income (GAAP)	**$ 281**	$ 260	$ 254	$ 177	$ 194
Plus notable items (pretax) (GAAP) (a)	**14**	5	15	67	10
Adjusted Pre-tax income (non-GAAP)	**$ 296**	$ 265	$ 269	$ 244	$ 204
Plus provision expense (GAAP)	**35**	55	50	50	110
Adjusted Pre-provision net revenue (PPNR) (non-GAAP)	**$ 331**	$ 320	$ 319	$ 294	$ 314
Taxable-equivalent adjustment	**4**	4	4	4	4
Pre-provision net revenue-Taxable-equivalent (non-GAAP)	**$ 335**	$ 324	$ 323	$ 298	$ 318

(a) Adjusted for notable items as detailed on page 26. Numbers may not foot due to rounding.

31

32 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. $s in millions Quarterly, Unaudited 2024 YTD Annualized2019 2020 2021 2022 2023 Adjusted Pre-provision Net Revenue (PPNR) Pre-tax Income (GAAP) $ 586 $ 933 $ 1,284 $ 1,159 $ 1,128 $ 1,062 Provision Expense (GAAP) 45 503 (310) 95 260 187 Total PPNR (non-GAAP) $ 631 $ 1,436 $ 974 $ 1,254 $ 1,388 $ 1,249 Taxable-equivalent adjustment (9) (11) (12) (13) (16) (16) Notable Items (GAAP) (a) (114) 363 (235) (107) 33 (47) Adjusted PPNR (non-GAAP) $ 756 $ 1,084 $ 1,222 $ 1,374 $ 1,370 $ 1,311 Numbers may not foot due to rounding. Notable items can be found in the appendices of earnings releases in previously furnished 8-K filings related to the periods shown.